EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Intellisync Corporation (formerly Pumatech, Inc.) of our report dated October 20, 2003 relating to the audited financial statements of Spontaneous Technology, Inc., which appears in Exhibit 99.1 of the Current Report on Form 8-K/A of Intellisync Corporation filed October 28, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Salt Lake City, Utah
June 2, 2004